Exhibit 10.62
SECURITY AGREEMENT
THIS SECURITY AGREEMENT dated as of January 4, 2011 (this “Security Agreement”) is by and between FUELCELL ENERGY, INC., a Delaware corporation (the “Grantor”) and JPMORGAN CHASE BANK, N.A. (the “Secured Party”).
RECITALS
A. This Security Agreement is entered into in connection with that certain Export Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Export Loan Agreement”), between the Grantor, as borrower and Secured Party, as lender.
C. It is a requirement under the Export Loan Agreement that the Grantor shall secure the due payment and performance of all obligations of the Borrower under such agreements, including without limitation the Borrower’s Obligations (as defined in the Export Loan Agreement).
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the Grantor hereby agrees with Secured Party as follows:
Section 1. Definitions; Interpretation. (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Export Loan Agreement shall have the meanings assigned to such terms by the Export Loan Agreement. Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Export Loan Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:
“Accounts” means an “account” as defined in the UCC.
“Chattel Paper” has the meaning set forth in the UCC, to the extent they evidence obligations to pay the Accounts.
“Collateral” has the meaning set forth in Section 2 of this Security Agreement.
“Contracts” means all contracts to which Grantor now is, or hereafter will be bound, or to which the Grantor is or hereafter will be a party, beneficiary or assignee, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Contract Documents” means all Instruments, Chattel Paper, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, Accounts.
“Deposit Accounts” means all deposit accounts now owned or hereafter maintained by Grantor with any depositary bank, or in which Grantor holds or acquires any other right, title or interest, constituting “deposit accounts” under the UCC.
“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, to the extent that it relates to any other Collateral.
“General Intangibles” means all general intangibles now or hereafter owned by Grantor, or in which Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which Grantor is now or hereafter may be entitled.
“Instrument” means an “instrument” as defined in the UCC, evidencing the obligation to pay Accounts.
“Inventory” means all of the inventory of Grantor, or in which Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in Grantor’s business, now owned or hereafter acquired or manufactured by Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.
“Inventory Records” means all books, records, other similar property, and General Intangibles at any time relating to Inventory.
“Letter of Credit Rights” means “letter-of-credit rights” as defined in the UCC with respect to letter of credits issued in favor of the Borrower and related to Accounts and Inventory.

“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of any governmental authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Secured Obligations” means all obligations of Grantor to Secured Party now or hereafter existing, including without limitation all Borrower’s Obligations (as defined in the Export Loan Agreement), and any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise.
“Security Agreement” means this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.
“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Connecticut; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
(b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term “including” means “including, without limitation”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

Section 2. Assignment, Pledge and Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, Grantor hereby assigns, pledges, and grants to Secured Party a lien on and continuing security interest in all of the Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by the Grantor and wherever located and whether now or hereafter existing or arising (collectively, the “Collateral”): (i) Accounts; (ii) all Inventory; (iii) General Intangibles; (iv) all Deposit Accounts which are pledged to the Secured Party to secure certain obligations of Grantor existing on the date of this Agreement (other than the Secured Obligations); (v) all cash and cash equivalents; (vi) any and all liens and security interests (together with the documents evidencing such security interests) granted to the Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract which is pledged hereunder or with respect to which a security interest in the Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder; (vii) any and all guaranties given by any Person for the benefit of the Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder; and (viii) any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2.
Section 3. Representations and Warranties. Grantor hereby represents and warrants the following to Secured Party:
(a) Records. Grantor is a corporation due organized and existing under the laws of Delaware. All records concerning the Collateral are located at its address for notices that is specified in the Export Loan Agreement. None of the Accounts is evidenced by a promissory note or other instrument.
(b) Other Liens. The Grantor is, and will be the record, legal, and beneficial owner of all of the Collateral pledged by the Grantor free and clear of any Lien, except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with other Permitted Liens.
(c) Lien Priority and Perfection.
(i) Subject only to Permitted Liens, this Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of a UCC financing statement with the office of the Secretary of State of the State of Delaware, the security interests granted to Secured Party hereunder will constitute valid and perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.
(ii) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by the Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by the Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by Secured Party of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of law not assignable, (2) those consents, approvals, authorizations, actions, notices or filings which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (3) those filings and actions described in Section 3(c)(i).

(d) Tradenames; Prior Names. Grantor has not conducted business under any name other than its current name during the last five years prior to the date of this Security Agreement.
(e) Exclusive Control. The Grantor has exclusive possession and control of all Collateral constituting Inventory.
Section 4. Covenants.
(a) Further Assurances.
(i) Grantor agrees that from time to time, at its expense, Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor (A) at the request of Secured Party, shall execute such instruments, endorsements or notices, as may be reasonably necessary or desirable or as Secured Party may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, at the reasonable request of Secured Party, mark conspicuously each material document included in the Collateral, each Chattel Paper included in the Accounts, and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, including that such document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, (C) shall, if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Secured Party hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (D) authorizes Secured Party to file any financing statements, amendments or continuations without the signature of the Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement, and (E) will complete and deliver promptly to Secured Party, for any insurance contract constituting life insurance on any Person that is acquired by the Borrower, an assignment of such insurance contract and any necessary questionnaire in form and substance satisfactory to the Secured Party and the relevant insurance company named in each such assignment with respect to each such insurance contract.
(ii) Grantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all other reasonable expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

(iii) Grantor shall promptly provide to Secured Party all information and evidence Secured Party may reasonably request concerning the Collateral to enable Secured Party to enforce the provisions of this Security Agreement.
Section 5. Change of Name; State of Formation. Grantor shall give Secured Party at least 30 days’ prior written notice before it (i) in the case of Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the Inventory, or original copies of any Chattel Paper evidencing Accounts, or (iv) uses a trade name other than its current name used on the date hereof. Other than as permitted by the terms of both the Export Loan Agreement and the Borrower Agreement, Grantor shall not amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation with the prior written consent of Secured Party.
(a) Right of Inspection. Grantor shall hold and preserve, at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and records with respect to the Accounts, and will permit representatives of Secured Party, upon reasonable advance notice, at any time during normal business hours to inspect and copy them. Upon the occurrence and during the continuation of any Event of Default, at Secured Party’s request, Grantor shall promptly deliver copies of any and all such records to Secured Party.
(b) Liability Under Contracts and Accounts. Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release Grantor from its obligations and duties under any of the Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(c) Transfer of Certain Collateral; Release of Certain Security Interest. Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Export Loan Agreement. Secured Party shall promptly, at the Grantor’s expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Export Loan Agreement.

(d) Accounts. Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, is not and will not be subject to any setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iii) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (iv) which if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.
(e) Negotiable Instrument. If Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, the Grantor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time reasonably request.
(f) Other Covenants of Grantor. Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by Secured Party either in the Grantor’s name or in Secured Party’s name, as Secured Party may deem necessary, and (ii) the Grantor will, until the indefeasible payment in full in cash of the Secured Obligations, warrant and defend its title to the Collateral and the interest of Secured Party in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect the Grantor’s title to, or Secured Party’s right or interest in, such Collateral.
Section 6. Termination of Security Interest. Upon the indefeasible payment in full in cash of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, Secured Party will, at the Grantor’s expense, execute and deliver to the Grantor such documents (including, without limitation, UCC-3 termination statements) as the Grantor shall reasonably request to evidence such termination.
Section 7. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of Grantor or any other Person, this Security Agreement and Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and Grantor shall sign and deliver to Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect Secured Party’s security interest. GRANTOR SHALL DEFEND AND INDEMNIFY SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 8. Remedies upon Event of Default.
(a) If any Event of Default (as such term is defined in either the Export Loan Agreement) has occurred and is continuing, Secured Party may, (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that Secured Party may be a purchaser on its own behalf at any such sale and that Secured Party or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse Secured Party for any cost or expenses incurred hereunder or under any of the Financing Documents and the Credit Documents and to the payment or performance of Grantor’s obligations hereunder or under any of the Financing Documents and the Credit Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Grantor in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with any suit or proceeding in connection with the performance by Secured Party of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional indebtedness secured by this Security Agreement and shall be paid on demand by the Grantor to Secured Party.
Section 9. Remedies Cumulative; Delay Not Waiver.
(a) No right, power or remedy herein conferred upon or reserved to Secured Party is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.
(b) No delay or omission of Secured Party to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Secured Party.
Section 10. Contract Rights. Secured Party may exercise any of the rights and remedies of Grantor under or in connection with the Collateral, including, without limitation, any rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Contract Documents.
Section 11. Accounts.
(a) Secured Party may, or may direct Grantor to, take any action Secured Party deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and, upon the occurrence and continuation of an Event of Default, directing such account debtors or obligors to make payment of all amounts due or to become due directly to Secured Party. Upon such notification and direction, and at the expense of the Grantor, Secured Party may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as Grantor might have done.

(b) After receipt by Grantor of the notice referred to in Section 11(a) above that an Event of Default has occurred and is continuing, all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of the Grantor, and shall promptly be paid over to Secured Party in the same form as so received (with any necessary indorsement) to be held as Collateral. Grantor shall not adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon.
Section 12. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Export Loan Agreement or this Security Agreement) upon all or any part of the Collateral pledged by Grantor shall be applied by Secured Party to the Secured Obligations as the Secured Party may in its sole discretion elect.
Section 13. Secured Party as Attorney-in-Fact for Grantor. Grantor hereby constitutes and irrevocably appoints Secured Party and each successor or assign of Secured Party, the true and lawful attorney-in-fact of the Grantor, with full power and authority in the place and stead of the Grantor and in the name of the Grantor, Secured Party and enforce all rights, interests and remedies of the Grantor with respect to the Collateral, including the right:
(a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the any of the other Collateral;
(b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;
(c) to file any claims or take any action or institute any proceedings in connection therewith which Secured Party may deem to be necessary or advisable;
(d) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Secured Party has been provided; and
(e) upon foreclosure, to do any and every act which Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of the Grantor’s rights and remedies under any or all of the Collateral;
provided, however, that Secured Party shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.
Section 14. Secured Party May Perform. Secured Party may from time-to-time perform any act which Grantor has agreed hereunder to perform and which the Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by Secured Party to Grantor) and Secured Party may from time-to-time take any other action which Secured Party deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the reasonable expenses of Secured Party incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

Section 15. Secured Party Has No Duty. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
Section 16. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own Property.
Section 17. Payments Held in Trust. During the continuance of an Event of Default, all payments received by Grantor under or in connection with any Collateral shall be received in trust for the benefit of Secured Party, and shall be segregated from other funds of the Grantor and shall be forthwith paid over to Secured Party in the same form as received (with any necessary endorsement).
Section 18. Miscellaneous.
(a) Expenses. Grantor will upon demand pay to Secured Party the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which Secured Party may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, and (iii) the failure by Grantor to perform or observe any of the provisions hereof.
(b) Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by Grantor herefrom shall be effective unless the same shall be in writing and authenticated by the affected Grantor and Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(c) Addresses for Notices. All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Export Loan Agreement.
(d) Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by Secured Party, shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations, (b) be binding upon Grantor and its successors, tranferees and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when Secured Party assigns or otherwise transfers any interest held by it under the Export Loan Agreement or other Financing Document to any other Person pursuant to the terms of the Export Loan Agreement or such other Financing Document, that other Person shall thereupon become vested with all the benefits held by Secured Party under this Security Agreement.

(e) Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.
(f) Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Connecticut.
(g) Counterparts. The parties may execute this Security Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The parties may execute this Security Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Security Agreement in the presence of the other parties to this Security Agreement. In proving this Security Agreement, a party must produce or account only for the executed counterpart of the party to be charged.
(h) Headings. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.
(i) Conflicts. In the event of any explicit or implicit conflict between any provision of this Security Agreement and any provision of the Export Loan Agreement, the terms of the Export Loan Agreement shall be controlling.
(j) Entire Agreement. THIS SECURITY AGREEMENT AND THE OTHER FINANCING DOCUMENTS AND CREDIT DOCUMENTS, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[SIGNATURE PAGES FOLLOW]

The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTOR:

FUELCELL ENERGY, INC.

By:	/s/ Joseph G. Mahler

Name:	Joseph G. Mahler

Title:	Sr. Vice President & CFO

SECURED PARTY:

JPMORGAN CHASE BANK, N.A.

By:	/s/ James P. Murphy

Name:	James P. Murphy

Title:	Authorized Signer